Exhibit 99.1

IDEAYA Biosciences, Inc. Reports Third Quarter 2021

Financial Results and Provides Business Update

-	Strong balance sheet of ~$386 million cash, cash equivalents and marketable securities is anticipated to fund planned operations into 2025
-	Observed IDE397 preliminary clinical activity in early Phase 1 dose escalation cohorts, including pharmacodynamic modulation and tumor shrinkage
-	Enrolling IDE397 Cohort 5 with no observed drug-related serious adverse events and the maximum tolerated dose has not yet been reached
-	Targeting IDE397 cohort expansions and delivery of GSK option data package in first half of 2022 to trigger a review period for potential $50 million opt-in decision
-	Targeting webcast in Q4 2021 to present darovasertib and crizotinib clinical combination data, including clinical efficacy and tolerability
-	Selected a potential development candidate PARG inhibitor; planning to initiate further preclinical development studies, including IND-enabling studies
-	Targeting development candidate for Pol Theta Helicase program in December 2021; $20 million in aggregate potential GSK milestone payments from preclinical to early Phase 1

South San Francisco, CA, November 15, 2021 – IDEAYA Biosciences, Inc. (Nasdaq:IDYA), a synthetic lethality focused precision medicine oncology company committed to the discovery and development of targeted therapeutics, provided a business update and announced financial results for the third quarter ended September 30, 2021.

"Early clinical data on our potential best-in-class Phase 1 MAT2A inhibitor, IDE397, in MTAP-deletion patients shows preliminary signals of clinical activity, including pharmacodynamic modulation and tumor shrinkage in multiple patients.  In addition, we selected a lead compound as a potential first-in-class development candidate for IND-enabling studies for our PARG synthetic lethality program and made progress towards our goal to select a potential first-in-class development candidate with GlaxoSmithKline for the Pol Theta Helicase program this year.  We are targeting to provide an update in the fourth quarter of 2021 for the Phase 2 clinical trial evaluating darovasertib and crizotinib combination in metastatic uveal melanoma, including clinical efficacy and guidance on timing for a potential registration enabling trial," said Yujiro S. Hata, Chief Executive Officer and President of IDEAYA Biosciences.

Program Updates

Key highlights for IDEAYA’s pipeline programs include:

IDE397 (MAT2A)

IDEAYA is evaluating IDE397, a potent and selective small molecule inhibitor targeting methionine adenosyltransferase 2a (MAT2A), in patients having solid tumors with methylthioadenosine phosphorylase (MTAP) deletion, a patient population estimated to represent approximately 15% of solid tumors.   IDEAYA is leading early clinical development of IDE397.  Subject to exercise of its option, GlaxoSmithKline (GSK) will lead later stage global clinical development.  Highlights:

•	Actively enrolling patients into Cohort 5 of the Phase 1 clinical trial IDE397-001 (NCT04794699)
•	Patients are being identified by next generation sequencing (NGS) or by MTAP immunohistochemistry (IHC) assay with confirmatory NGS
•

Evaluating IDE397 in patients with MTAP deletion across multiple solid tumor types, including non-small cell lung cancer, pancreatic cancer, thymic cancer, adenoid cystic carcinoma and gastroesophageal cancer

•

IDE397 has been generally well tolerated, with observed drug-related adverse events as of November 5, 2021 of only grade 1/2 drug-related adverse events; there were no reported drug-related serious adverse events and no reported myelosuppression or liver toxicity; IDE397 has yet to reach its Maximum Tolerated Dose

•	Observed preliminary signals of clinical activity in MTAP-deletion patients in early dose escalation cohorts, including
o	plasma s-adenosyl methionine (SAM) pharmacodynamic (PD) modulation in IDE397 dose escalation Cohorts 1 through 3, and tumor shrinkage in multiple patients in early dose escalation Cohorts 2 and 3
•

Subject to initiation of an expansion cohort or establishing a maximum tolerated dose, or MTD, targeting submission of IDE397 option data package to GSK in the first half of 2022, which would trigger an evaluation period for GSK to make an opt-in decision; subject to GSK election to opt-in and HSR clearance, the company is entitled to receive a $50 million opt-in payment from GSK

•	Targeting a clinical data update on IDE397, including plasma SAM and tumor SAM and SDMA pharmacodynamic data and tolerability, upon delivery of the option data package to GSK in the first half of 2022
•

Targeting clinical protocol amendment submission to the FDA by year end 2021 to support monotherapy cohort expansions in the first half of 2022 in NSCLC, esophagastric cancer, as well as squamous and non-squamous basket cohorts, and to support potential taxane combinations in NSCLC, esophagastric and/or pancreatic cancer

•

Subject to satisfactory progression of the dose escalation portion of the Phase 1 clinical trial, planning to enroll MTAP deletion patients into monotherapy expansion cohorts in the first half of 2022 with an aggregate of 150 or more patients across expansion cohorts

•

Observed preclinical in vivo efficacy of IDE397 in combination with a taxane, showing enhanced TGI in pancreatic cancer PDX models; evaluating additional potential IDE397 combination strategies with therapeutics targeting DDR, selected co-alteration targets, and selected MTAP-SL targets

PARG

IDEAYA is advancing preclinical research for an inhibitor of poly (ADP-ribose) glycohydrolase (PARG) in patients having tumors with a defined biomarker based on genetic mutations and/or molecular signature.   PARG is a novel target in the same clinically validated biological pathway as poly (ADP-ribose) polymerase (PARP). IDEAYA owns or controls all commercial rights in its PARG program. Highlights:

•	Identified a novel and proprietary HRD biomarker to guide patient selection, with validation in vitro and in vivo in CDX models across multiple solid tumor indications
•	Demonstrated PARGi dose-dependent in vivo efficacy as monotherapy with tumor regression or stasis in ovarian, gastric and breast cancer CDX models
•	Observed in vivo efficacy with enhanced TGI or tumor regressions relative to niraparib, a PARPi, in multiple CDX models, including in a niraparib-resistant CDX model
•	Showed tumor regressions in multiple breast cancer PDX models with defined genetic and subtyping profiles, including in niraparib resistant PDX models
•	Showed pharmacological inhibition of PARG in a panel of homologous recombination deficient cell lines and in CDX and PDX models; study data reported at AACR 2021
•

Selected a potential development candidate PARG inhibitor and initiating further toxicology studies; planning to initiate further preclinical development studies, including IND-enabling studies of the selected lead compound

Pol Theta

IDEAYA’s DNA Polymerase Theta, (Pol Theta) program targets tumors with BRCA or other homologous recombination deficiency, or HRD, mutations.  IDEAYA and GSK are collaborating on ongoing preclinical research, including small molecules and protein degraders, and GSK will lead clinical development for the Pol Theta program.   Highlights:

•	Demonstrated in vivo efficacy with tumor regression in BRCA2 -/- xenograft model with IDEAYA Pol Theta Helicase inhibitor in combination with niraparib, a GSK PARP inhibitor; and
•	Subject to further preclinical studies, IDEAYA is targeting selection of a Pol Theta Helicase inhibitor development candidate in December 2021
•	Potential for up to $20 million in aggregate milestone payments from GlaxoSmithKline for advancing a Pol Theta Helicase inhibitor from preclinical to early Phase 1 clinical

Werner Helicase

IDEAYA is advancing preclinical research for an inhibitor targeting Werner Helicase for tumors with high microsatellite instability (MSI). IDEAYA and GSK are collaborating on ongoing

preclinical research, and GSK will lead clinical development for the Werner Helicase program.   Highlights:

•	observed dose-dependent cellular viability effect and dose-dependent cellular PD response in multiple endogenous MSI high cell lines
•	Demonstrated efficacy and PD response in relevant MSI high in vivo models
•	Potential for up to $20 million in aggregate milestone payments from GlaxoSmithKline for advancing a Werner Helicase inhibitor from preclinical to early Phase 1 clinical

Other Synthetic Lethality Pipeline Programs

IDEAYA is advancing additional preclinical research programs to identify small molecule inhibitors for an MTAP-synthetic lethality target, as well as for multiple potential first-in-class synthetic lethality programs for patients with solid tumors characterized by proprietary biomarkers or gene signatures.

Darovasertib (IDE196)

IDEAYA continues to execute on its clinical trial strategy to evaluate darovasertib (IDE196), a potent and selective PKC inhibitor.

IDEAYA is evaluating darovasertib in metastatic uveal melanoma (MUM) as monotherapy and in combination therapies, including combinations of darovasertib / binimetinib and independently, darovasertib / crizotinib.  The company is continuing to enroll MUM patients into each of the combination arms of the Phase 1/2 clinical trial.

IDEAYA is targeting a clinical data update for darovasertib and crizotinib combination in the fourth quarter of 2021, including adverse event profile and clinical efficacy.  IDEAYA is planning to seek FDA regulatory guidance for potential registration-enabling trial design to evaluate darovasertib and crizotinib combination in MUM in the first half of 2022.

The company is continuing to evaluate darovasertib in patients having non-MUM tumors harboring GNAQ or GNA11 activating mutations, with a focus in skin and mucosal melanoma.

Darovasertib Monotherapy

IDEAYA has completed enrollment into its ongoing Phase 1/2 clinical trial evaluating darovasertib as monotherapy in MUM patients.

IDEAYA is coordinating with St. Vincent’s Hospital Sydney Limited to initiate an Investigator Sponsored Trial, or IST, to evaluate IDE196 as monotherapy in a neo-adjuvant / adjuvant setting in (non-metastatic) uveal melanoma (UM) patients. Data from this clinical trial may offer proof of concept on our hypothesis that earlier treatment of UM patients with IDE196, prior to tumor metastasis, may lead to improved patient outcomes.

Darovasertib / Binimetinib Combination Therapy

IDEAYA is continuing patient enrollment into the darovasertib / binimetinib combination arm of the Phase 1/2 clinical trial under the clinical trial collaboration and supply agreement with Pfizer.  Highlights:

•

As of November 5, 2021, the company has enrolled 32 MUM patients into the darovasertib/binimetinib combination arm, and is continuing patient enrollment in the dose expansion cohort of this combination arm

Darovasertib / Crizotinib Combination Therapy

IDEAYA is continuing patient enrollment into the darovasertib / crizotinib combination arm of the Phase 1/2 clinical trial under the clinical trial collaboration and supply agreement with Pfizer.   Highlights:

•

As of November 5, 2021, the company has enrolled 28 MUM patients into the darovasertib/crizotinib combination arm, and is continuing patient enrollment in the dose expansion cohort of this combination arm

•	Amended Pfizer clinical trial collaboration and supply agreement to enable expansion for 40 additional patients on darovasertib / crizotinib combination
•

Observed preclinical synergies between darovasertib and crizotinib in relevant cellular models under conditions simulating a tumor microenvironment in the liver, the site of approximately 90% of uveal melanoma metastases; study data reported at AACR 2021

•

Correlated cMET expression and activation to observed clinical response based on a retrospective analysis of human clinical biopsies from the Novartis darovasertib Phase 1 clinical trial, supporting cMET expression / activation as potential combination agent

Darovasertib – Other Potential Indications

IDEAYA is evaluating the potential for darovasertib in GNAQ mutation-mediated rare diseases, including Sturge-Weber Syndrome (SWS) and Port Wine Stains (PWS), neurocutaneous disorders characterized by capillary malformations and associated with mutations in GNAQ. Highlights:

•

Subject to FDA feedback and guidance, planning to initiate a Phase 1 clinical trial to evaluate darovasertib in SWS and, subject to further preclinical and clinical data, also in PWS patients with extensive involvement

General

IDEAYA continues to monitor Covid-19 and its potential impact on clinical trials and timing of clinical data results.  Initiation of clinical trial sites, patient enrollment and ongoing monitoring of enrolled patients, including obtaining patient computed tomography (CT) scans, may be impacted for IDEAYA clinical trials evaluating IDE397 and darovasertib; the specific impacts are currently uncertain.

Corporate Updates

IDEAYA’s net losses were $11.6 million and $10.9 million for the three months ended September 30, 2021 and June 30, 2021, respectively. As of September 30, 2021, the company had an accumulated deficit of $158.5 million.

As of September 30, 2021, IDEAYA had cash, cash equivalents and marketable securities of $385.8 million.  IDEAYA believes that its cash, cash equivalents and marketable securities will be sufficient to fund its planned operations into 2025. These funds will support the company’s efforts through potential achievement of multiple preclinical and clinical milestones across multiple programs.

Our updated corporate presentation is available on our website, at our Investor Relations page: https://ir.ideayabio.com/.

Financial Results

As of September 30, 2021, IDEAYA had cash, cash equivalents and short-term marketable securities totaling $385.8 million. This compared to cash, cash equivalents and short-term and long-term marketable securities of $312.4 million at June 30, 2021.  The increase was primarily due to $86.0 million in net proceeds received during the three months ended September 30, 2021 from issuance of common stock in an underwritten public offering on July 12, 2021, offset by cash used in operations and purchases of property and equipment.

Collaboration revenue for the three months ended September 30, 2021 totaled $9.0 million compared to $8.8 million for the three months ended June 30, 2021. Collaboration revenue was recognized for the performance obligations satisfied through September 30, 2021 under the GSK Collaboration Agreement.

Research and development (R&D) expenses for the three months ended September 30, 2021 totaled $15.5 million compared to $15.0 million for the three months ended June 30, 2021. The increase was primarily due to increases in fees to CROs and external consultants, and higher compensation expenses.

General and administrative (G&A) expenses for the three months ended September 30, 2021 totaled $5.2 million compared to $4.8 million for the three months ended June 30, 2021. The increase was primarily due to increases in IT expenses, and legal expenses.

The net loss for the three months ended September 30, 2021 was $11.6 million compared to $10.9 million for the three months ended June 30, 2021. Total stock compensation expense for the three months ended September 30, 2021 was $2.2 million compared to $2.1 million for the three months ended June 30, 2021.

About IDEAYA Biosciences

IDEAYA is a synthetic lethality focused precision medicine oncology company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics.  IDEAYAs approach integrates capabilities in identifying and validating translational biomarkers with drug discovery to select patient populations most likely to benefit from its targeted therapies.  IDEAYA is applying its research and drug discovery capabilities to synthetic lethality – which represents an emerging class of precision medicine targets.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to (i) the extent to which IDEAYA’s existing cash, cash equivalents, and marketable securities will fund its planned operations, (ii) the timing of and number of patients in the cohort expansion in the IDE397 Phase 1 clinical trial, (iii) the timing of the delivery of the GSK option data package, (iv) the timing of a clinical data update for the darovasertib and crizotinib combination, (v) the initiation of further PARG inhibitor preclinical development studies, (vi) the timing of identification of a development candidate for a Pol Theta inhibitor, (vii) the timing of a clinical data update for the IDE397 Phase 1 clinical trial, (viii) the timing of submission of a clinical protocol amendment for the IDE397 Phase 1 clinical trial, (ix) the timing of and related tumor types for cohort expansion in the IDE397 Phase 1 clinical trial, (x) the potential receipt of GSK milestone payments, (xi) the timing of obtaining FDA guidance for potential registration-enabling trial design to evaluate the darovasertib and crizotinib combination, (xii) the initiation of an IST to evaluate ID196 in a neo-adjuvant / adjuvant setting, al pathway, (xiii) the initiation of a Phase 1 clinical trial to evaluate darovasertib in SWS and PWS, and (xiv) the impact of COVID-19.  Such forward-looking statements involve substantial risks and uncertainties that could cause IDEAYA’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including IDEAYA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, IDEAYA’s ability to successfully establish, protect and defend its intellectual property, the effects on IDEAYA’s business of the worldwide COVID-19 pandemic, and other matters that could affect the sufficiency of existing cash to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA’s recent Quarterly Report on Form 10-Q filed on November 15, 2021 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

Investor and Media Contact
IDEAYA Biosciences
Paul Stone
Senior Vice President and Chief Financial Officer
investor@ideayabio.com

IDEAYA Biosciences, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2021	September 30, 2020
Collaboration revenue	$8,976	$8,756	$24,979	$8,967
Operating expenses
Research and development	15,503	14,979	42,048	27,647
General and administrative	5,186	4,828	14,830	11,384
Total operating expenses	20,689	19,807	56,878	39,031
Loss from operations	(11,713)	(11,051)	(31,899)	(30,064)
Interest income and other income (expense), net	131	104	349	704
Net loss	$(11,582)	$(10,947)	$(31,550)	$(29,360)
Change in unrealized gains (losses) on marketable securities	(46)	(3)	(57)	(30)
Comprehensive loss	$(11,628)	$(10,950)	$(31,607)	$(29,390)
Net loss per share attributable to common stockholders, basic and diluted	$(0.31)	$(0.33)	$(0.92)	$(1.26)
Weighted average number of shares outstanding, basic and diluted	37,769,910	32,854,926	34,157,578	23,235,218

IDEAYA Biosciences, Inc.

Condensed Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2021	2020
Cash and cash equivalents and short-term and long-term marketable securities	$385,768	$283,585
Total assets	399,444	298,269
Total liabilities	81,815	99,995
Total liabilities and stockholders’ equity	399,444	298,269